Filed Pursuant to Rule 424(b)(5)
Registration No. 333-124091

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 2, 2006)

1,300,000 Shares

iPCS, INC.

Common Stock

The selling stockholders named in this prospectus supplement are offering 1,300,000 shares of our common stock. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our common stock is listed on the Nasdaq Global Market under the symbol “IPCS.” The last reported sale price of our common stock on the Nasdaq Global Market on May 10, 2007 was $37.22 per share. Our principal executive offices are located at 1901 North Roselle Road, Schaumburg, Illinois 60195. Our telephone number is (847) 885-2833.

Investing in our common stock involves risks. See “Risk Factors” on page S-1 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$35.00	$35.00
Underwriting discounts and commissions	—	—
Proceeds to selling stockholders (before expenses)	$35.00	$45,500,000

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with purchasers of the iPCS common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that the shares of common stock will be ready for delivery in book-entry form through The Depository Trust Company on or about May 16, 2007.

BANC OF AMERICA SECURITIES LLC

The date of this prospectus supplement is May 11, 2007.

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to “iPCS,” “we,” “our,” or “us” in this prospectus supplement or the accompanying prospectus are to iPCS, Inc.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the prospectus, gives more general information about us and the iPCS common stock offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the iPCS common stock in this prospectus supplement differs from the description of iPCS common stock in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholders nor the underwriter has authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference may only be accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

RISK FACTORS

Investment in our common stock involves risks. Before acquiring any common stock pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in the accompanying prospectus and any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in our company set forth under the captions “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in our quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC, and as described in any amendment to the foregoing documents or our other filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in our common stock. Please also refer to the section in the accompanying prospectus entitled “Forward-Looking Statements.”

THE SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of May 11, 2007, the number of shares that are being offered pursuant to this prospectus supplement, and the number of shares of common stock that will be beneficially owned by each of the selling stockholders after this offering is completed. This information is based upon information provided to us by each selling stockholder with respect to itself only.

	Shares of Common Stock Beneficially Owned Before This Offering(1)		Shares to be Sold	Shares of Common Stock Beneficially Owned After This Offering(1)
	Number of	Percentage of	in this	Number of	Percentage of
Name of Selling Stockholder	Shares	Class	Offering	Shares	Class
Apollo Investment Fund IV, L.P.(2)	2,515,569	15.1%	1,231,102	1,284,467	7.6
Apollo Overseas Partners IV, L.P.(2)	140,782	*	68,898	71,884	*

*                    Less than 1%.

(1)          Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

(2)          Apollo Management IV, L.P. is the investment manager of the Apollo Funds. The managing general partner of the Apollo Funds is Apollo Advisors IV, L.P., a Delaware limited partnership, the general partner of which is Apollo Capital Management IV, Inc., a Delaware corporation. The directors and principal executive officers of Apollo Capital Management IV, Inc. are Messrs. Leon D. Black and John J. Hannan. Each of Messrs. Black and Hannan disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds.

UNDERWRITING

The selling stockholders are offering the shares of common stock described in this prospectus supplement through Banc of America Securities LLC, as underwriter. We and the selling stockholders have entered into a firm commitment underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, 1,300,000 shares of our common stock.

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriter must buy all of the shares if it buys any of them. The underwriter will sell the shares to the public when and if the underwriter buys the shares from the stockholders.

The underwriter initially will offer the shares to the public at the price specified on the cover page of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

•       receipt and acceptance of the common stock by the underwriter; and

•       the underwriter’s right to reject orders in whole or in part.

Discounts and Commissions.   The underwriter will not receive any underwriting discounts or commissions in connection with the offering of the shares of common stock contemplated hereby.

We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $75,000.

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

Listing.   Our common stock is listed on the Nasdaq Global Select Market under the symbol “IPCS”.

Stabilization.   In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•       stabilizing transactions;

•       short sales;

•       syndicate covering transactions;

•       imposition of penalty bids; and

•       purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriter creates a short position, it will purchase shares in the open market to cover the position.

The underwriter also may impose a penalty bid on dealers participating in the offering. This means that the underwriter may reclaim from any dealer participating in the offering the selling concession on shares sold by it and purchased by the underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NASDAQ Stock Market, in the over-the-counter market or otherwise.

Lock-up Agreements.   The selling stockholders have entered into lock-up agreements with the underwriter. Under these agreements, subject to exceptions, the selling stockholders may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable or exercisable for shares of common stock or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice. Notwithstanding the foregoing, if (x) during the last 17 days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (y) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions described above in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Banc of America Securities LLC waives such extension in writing. This waiver may be given at any time without notice.

Indemnification.   We and the selling stockholders will indemnify the underwriter against some liabilities, including liabilities under the Securities Act. If we or the selling stockholders are unable to provide this indemnification, we and the selling stockholders will contribute to payments the underwriter may be required to make in respect of those liabilities.

Selling Restrictions.   The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers shares of common stock offered hereby (the “Securities”) or has in its possession or distributes this prospectus supplement or the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of the Securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any Securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)          to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)         to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)          to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

(d)         in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors”

having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement, the accompanying prospectus or any other materials related to the offering or information contained therein relating to the Securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder. In addition:

•       an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•       all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the Securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the Securities has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Societá e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the underwriter has acknowledged to us that the Securities may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement or the accompanying prospectus or any other documents relating to the Securities be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the Securities or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Securities in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

This prospectus supplement and the accompanying prospectus and the information contained herein and therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, and the provisions relating to the European Economic Area described above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Any investor purchasing the Securities in the offering is solely responsible for ensuring that any offer or resale of the Securities it purchased in the offering occurs in compliance with applicable laws and regulations.

Online Offering.   A prospectus supplement with the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriter. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus supplement or accompanying prospectus. The underwriter may allocate a number of shares for sale to its online brokerage account holders. Internet distributions by the underwriter will be made on the same basis as other allocations. In addition, shares may be sold by the underwriter to securities dealers who resell shares to online brokerage account holders.

Conflicts/Affiliates.   The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to us and our affiliates for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Cahill Gordon & Reindel LLP, will act as counsel for the underwriter.

PROSPECTUS

iPCS, INC.

3,251,288 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by each of the selling stockholders identified in this prospectus of up to 3,251,288 shares of our common stock. These selling stockholders obtained their shares of common stock in connection with the consummation of our merger with Horizon PCS, Inc. on July 1, 2005. We will not receive any of the proceeds from the sale of our shares being sold by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “IPCS.” On November 2, 2006, the last reported sale price of our common stock was $53.14 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1 to read about factors you should consider before buying the shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2006.

IMPORTANT NOTICE TO READERS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus and in the documents incorporated by reference in this prospectus is accurate only as of the respective dates of those documents in which the information is contained, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

ADDITIONAL INFORMATION

Our principal executive offices are located at 1901 North Roselle Road, Schaumburg, Illinois 60195. Our telephone number is (847) 885-2833.

As used herein and in the documents incorporated by reference in this prospectus, unless the context otherwise requires: (i) ”Sprint PCS” refers to the affiliated entities of Sprint Nextel Corporation that are party to our affiliation agreements; (ii) ”Sprint” refers to Sprint Nextel Corporation and its affiliates; (iii) a “PCS Affiliate of Sprint” is an entity whose sole or predominant business is operating (directly or through one or more subsidiaries) a personal communications service business pursuant to affiliation agreements with Sprint Spectrum L.P. and/or its affiliates or their successors; (iv) ”Sprint PCS products and services” refers to digital wireless personal communications services, including wireless voice and data services, and related retail products, including handsets, in any case, offered under the Sprint brand name; and (v) ”our subscribers” refers to Sprint PCS subscribers who reside in our territory, excluding reseller subscribers.

Statements in this prospectus and in the documents incorporated by reference in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our affiliation agreements with Sprint PCS, periodic reports and other documents filed by Sprint with the Securities and Exchange Commission (the “SEC”) or press releases issued by Sprint or Sprint PCS.

Market data and other statistical information used herein and in the documents incorporated by reference in this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources, as well as information provided to us by Sprint PCS. Some data is also based on our good faith estimates, which estimates are derived from our review of internal surveys and independent sources, including information provided to us by Sprint, the

i

U.S. Census Bureau and Kagan World Media. Although we believe these sources are reliable, we have not independently verified the information.

This prospectus and the documents incorporated by reference in this prospectus contain trademarks, service marks and trade names of companies and organizations other than us. Other than with respect to Sprint PCS, our use or display of other parties’ trade names, trademarks or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name or trademark owners.

ii

RISK FACTORS

Before you decide to invest in our common stock, you should consider the factors set forth below as well as the risk factors discussed in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. See “Incorporation of Certain Documents By Reference.”

Risks Related to Our Common Stock

The ability to influence corporate matters is limited because a small number of stockholders beneficially own a substantial amount of our common stock.

Entities that are investment advised or sub-advised by AIG Global Investment Corp. (“AIGGIC”) and AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) (subsidiaries of American International Group, Inc.) (“AIG”), Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the “Apollo Funds”) and funds managed by Silver Point Capital, L.P. or its affiliates (“Silver Point”) beneficially owned 2,680,470 shares, 2,656,351 shares and 2,884,568 shares, or approximately 16.1%, 15.9% and 17.3%, respectively, of our common stock on October 18, 2006. As a result, AIGGIC, the Apollo Funds and Silver Point together can exert significant influence over our management and policies until such time as they sell a substantial portion of their shares and may have interests that are different from yours. One member of our board of directors is an employee of Silver Point Capital, L.P.

Sales of our common stock in connection with this offering could adversely affect our stock price.

Sales of a substantial number of shares of our common stock into the public market through this offering, a concurrent offering or subject to limitations under Rule 144 could adversely affect our stock price. Subject to our obligations to maintain the effectiveness of the registration statement of which this prospectus is part and another registration statement covering 4,915,782 shares of iPCS that were issued in connection with our reorganization in July 2004, all of our outstanding shares of common stock are or will be freely tradeable without restriction or further registration under the federal securities laws.

Our stock price has been and may continue to be volatile and stockholders may not be able to sell their shares at or above the prices they paid for them.

We believe the market price of our common stock could be subject to significant fluctuations in response to various factors, including, but not limited to the following, some of which are beyond our control:

•       market speculation involving potential changes in our relationship with Sprint as a result of the Sprint/Nextel merger, the final outcome of our litigation against Sprint, and Sprint’s acquisition of six other PCS Affiliates of Sprint since August 2005;

•       variations in our, or Sprint PCS’, quarterly operating results;

•       our or Sprint PCS’ failure to achieve operating results consistent with securities analysts’ projections;

•       the operating and stock price performance of other companies that investors may deem comparable to us or Sprint PCS;

•       announcements of technological innovations or new products and services by us, Sprint PCS or our competitors;

•       announcements by us or Sprint PCS of joint development efforts or corporate partnerships in the wireless telecommunications market;

•       market conditions in the technology, telecommunications and other growth sectors; and

•       rumors relating to us, Sprint PCS or our competitors.

The stock market has experienced significant price volatility. Under these market conditions, stock prices of many growth stage companies have often fluctuated in a manner unrelated or disproportionate to the operating performance of such companies. As we are a growth stage company, our common stock may be subject to greater price volatility than the stock market as a whole.

You may not receive a return on investment through dividend payments nor upon the sale of your shares.

We have not in the past paid, and do not anticipate paying, any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain future earnings to fund our growth. Therefore, you may not receive a return on your investment in our common stock through the payment of dividends. You also may not realize a return on your investment upon selling your shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements about future events and expectations that are “forward-looking statements.” These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative use of these terms or other comparable terminology. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include:

•       statements regarding our anticipated revenues, expense levels, liquidity and capital resources and operating losses; and

•       statements regarding expectations or projections about markets in our territory.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from our expectations, include, but are not limited to:

•       our dependence on our affiliation with Sprint;

•       the impact and final outcome of our litigation against Sprint, Nextel and Sprint PCS, as well as the impact and outcome of the other litigation involving Sprint, Sprint PCS and another PCS Affiliate of Sprint;

•       changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other PCS Affiliates of Sprint;

•       the ability of Sprint PCS to alter the terms of our affiliation agreements with it, including fees paid or charged to us and other program requirements;

•       our dependence on back office services, such as billing and customer care, provided by Sprint PCS;

•       potential fluctuations in our operating results;

•       changes or advances in technology in general, or specifically related to Sprint and its affiliates;

•       competition in the industry and markets in which we operate;

•       our ability to attract and retain skilled personnel;

•       our potential need for additional capital or the need for refinancing any existing indebtedness;

•       our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;

•       changes in government regulation;

•       the competitiveness and impact of Sprint PCS’s pricing plans and PCS products and services on us;

•       our subscriber credit quality;

•       the potential for us to experience a continued high rate of subscriber turnover;

•       inaccuracies in our financial information provided to us by Sprint PCS;

•       our failure to establish and maintain effective internal controls to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of internal control over financial reporting;

•       our rates of penetration in the wireless industry and in our territories;

•       our significant level of indebtedness;

•       adequacy of bad debt and other reserves;

•       our anticipated future losses;

•       our subscriber purchasing patterns;

•       subscriber satisfaction with our network and operations, including with services, such as billing and customer care, provided to us by Sprint;

•       availability of an adequate supply of subscriber equipment to Sprint PCS and to us specifically;

•       risks related to future growth and expansion, including subscriber growth;

•       general economic and business conditions; and

•       effects of mergers and consolidations within the wireless telecommunications industry, particularly business combinations involving Sprint Nextel or affiliates of Sprint Nextel, and unexpected announcements or developments from others in the wireless telecommunications industry.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. For a discussion of some of these factors, see “Risk Factors” as well as the risk factors discussed in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. See “Incorporation of Certain Documents By Reference.” Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or the date of any document incorporated by reference in this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers only the resale from time to time of shares of our common stock by selling stockholders. The selling stockholders received their shares in connection with the consummation of our merger with Horizon PCS, Inc. on July 1, 2005. The number of shares of common stock that may be actually sold by the selling stockholders will be determined by such selling stockholders.

Our Chapter 11 plan of reorganization became effective on July 20, 2004. As required by the plan of reorganization, we entered into a registration rights agreement with the following holders of our common stock who may have been deemed to be our affiliates as of the effective date of the plan of reorganization: certain entities investment advised or sub-advised by AIGGIC and AIG SunAmerica, funds managed by Silver Point, and the Timothy M. Yager 2001 Trust. In connection with the consummation of our merger with Horizon PCS, Inc., the registration rights agreement was amended to include the shares of iPCS common stock acquired by the Apollo Funds and Silver Point upon consummation of the merger and to modify other terms.

Pursuant to the registration rights agreement, we agreed to prepare and file shelf registration statements covering the resale of our common stock held by our affiliated holders. This prospectus constitutes part of a registration statement we filed pursuant to our obligations under the registration rights agreement. The common stock acquired by certain affiliates of AIGGIC, funds managed by Silver Point, and the Timothy M. Yager 2001 Trust in the 2004 reorganization is registered for resale under a concurrent registration statement (SEC File No. 333-117944).

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of October 18, 2006, the number of shares that may be offered pursuant to this prospectus, and the number of shares of common stock that would be beneficially owned by each of the selling stockholders after the offering is completed. This information is based upon information provided to us by each selling stockholder with respect to itself only.

Because the selling stockholders may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, we cannot predict the number of shares that each selling stockholder may retain upon completion of this offering. In the table below, the percentage ownership after the offering is completed is based upon the assumed sale by each selling stockholder of all shares it or he may offer for sale pursuant to this prospectus.

	Shares of Common Stock Beneficially Owned Before This Offering(1)			Shares of Common Stock Beneficially Owned After This Offering(1)
Name of Selling Stockholder	Number of Shares	Percentage of Class	Shares Offered	Number of Shares	Percentage of Class
Apollo Investment Fund IV, L.P.(2)	2,515,569	15.1%	2,515,569	—	—
Apollo Overseas Partners IV, L.P.(2)	140,782	*	140,782	—	—
Silver Point Capital Offshore Fund, Ltd.(3)	1,832,385	11.0%	399,662	1,432,723	8.6%
Silver Point Capital Fund, L.P.(3)	1,037,183	6.2%	195,275	841,908	5.0%

*                    Less than 1%.

(1)          Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

(2)          Apollo Management IV, L.P. is the investment manager of the Apollo Funds. The managing general partner of the Apollo Funds is Apollo Advisors IV, L.P., a Delaware limited partnership, the general partner of which is Apollo Capital Management IV, Inc., a Delaware corporation. The directors and principal executive officers of Apollo Capital Management IV, Inc. are Messrs. Leon D. Black and John J. Hannan. Each of Messrs. Black and Hannan disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds.

(3)          Excludes 15,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days issued to SPCP Group, L.L.C. Silver Point Capital, L.P. (“Silver Point Capital’’) manages Silver Point Capital Offshore Fund, Ltd., Silver Point Capital Fund, L.P. and SPCP Group, L.L.C. (collectively, the “Silver Point Funds”). By virtue of its status as investment manager, Silver Point Capital may be deemed to be the beneficial owner of the shares of common stock held by the Silver Point Funds. Mr. Edward Mule and Mr. Robert O’Shea are Partners of Silver Point Capital and have voting and investment power with respect to the shares of common stock held by the Silver Point Funds and may be deemed to be the beneficial owners of the shares of common stock held by the Silver Point Funds. Each of Messrs. Mule and O’Shea disclaims beneficial ownership of the shares of common stock held by the Silver Point Funds, except to the extent of any pecuniary interest. Mr. Parisi, one of our directors, is an employee of Silver Point Capital.

PLAN OF DISTRIBUTION

For purposes of this document, selling stockholders include partners, donees, pledgees, transferees or other successors-in-interest from time to time selling shares received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale transfer. We will not receive any proceeds from the sale of the resale shares pursuant to this document. None of the selling stockholders had any direct or indirect agreements or understandings regarding the distribution of their shares. The selling stockholders may offer and sell their shares of iPCS common stock in one or more of the following transactions:

•  on the Nasdaq Stock Market or on any exchange or market on which iPCS common stock is then listed or quoted;

•  in the over-the-counter market;

•  in privately negotiated transactions;

•  for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;

•  through put or call options relating to the shares;

•  by pledge to secure debts and other obligations;

•  block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•  purchases by one or more underwriters on a firm commitment or best efforts basis;

•  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•  a special offering, an exchange distribution or a secondary distribution in accordance with the applicable rules of The Nasdaq Stock Market or of any stock exchange on which shares of iPCS common stock may be listed;

•  selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), provided they meet the criteria and conform to the requirements of Rule 144; or

•  through a combination of any of these transactions.

The selling stockholders may sell their shares of iPCS common stock at any of the following prices:

•  fixed prices which may be changed;

•  market prices prevailing at the time of sale;

•  prices related to prevailing market prices; or

•  privately negotiated prices.

The selling stockholders may use broker-dealers to sell their shares of iPCS common stock. The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). If this happens, the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of iPCS common stock for whom they acted as agents. In order to comply with the securities laws of certain states, the selling stockholders may only sell their shares of iPCS common stock through registered or licensed broker-dealers. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may also transfer shares of common stock in other circumstances, in which case, upon notification of such transfer, iPCS will file, to the extent required, a supplement to this prospectus disclosing all required information and the transferees, pledgees, assignees and successors in interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of iPCS common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders might be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the distribution of the offered shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the offered shares by the selling stockholders or any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered shares to engage in market-making activities with respect to the particular offered shares being distributed. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market-making activities with respect to the offered shares.

We may, if so indicated in the applicable prospectus supplement, agree to indemnify any underwriters and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act.

The registration effected hereby is being effected under the requirements of the amended iPCS registration rights agreement. iPCS will pay substantially all of the expenses incident to the registration of the shares of iPCS common stock, including all costs incident to the offering and sale of the shares by the selling stockholders to the public, including in the underwritten public offering, other than any brokerage fees, selling commissions or underwriting discounts. iPCS has agreed to keep the registration statement of which this document is a part effective until the earliest to occur of:

•  such time as all of the selling stockholders have completed the sale or distribution of their resale shares;

•  such time as the resale shares can be resold pursuant to Rule 144(k) promulgated under the Securities Act; and

•  November 24, 2006.

Upon iPCS being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) promulgated under the Securities Act, disclosing:

•  the name of each such selling stockholder and of the participating broker-dealer(s);

•  the number of shares involved;

•  the initial price at which such shares were sold;

•  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•  other facts material to the transactions.

In addition, upon iPCS being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of iPCS, Inc. and subsidiaries incorporated in this prospectus by reference from iPCS’ Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the preparation of the financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting for Entities in Reorganization Under the Bankruptcy Code), which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Horizon PCS, Inc. and subsidiaries as of December 31, 2004 (Successor Company) and 2003 (Predecessor Company), and for the period from October 1, 2004 through December 31, 2004 (Successor Company), the period from January 1, 2004 through September 30, 2004 (Predecessor Company) and for each of the years in the two-year period ended December 31, 2003 (Predecessor Company), have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, dated March 17, 2005, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the Horizon PCS, Inc. and subsidiaries financial statements contains an explanatory paragraph that states on September 21, 2004, the Bankruptcy Court entered an order confirming the plan of reorganization, which became effective on October 1, 2004. Accordingly, the financial statements have been prepared in conformity with AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov as well as on our website at http://www.ipcswirelessinc.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at

100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. You can also obtain copies of these documents at prescribed rates by writing to the SEC at 100 F Street, N.E, Washington, D.C. 20549.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We hereby incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of our securities under the registration statement of which this prospectus is a part is completed or withdrawn:

•       Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

•       Our Transition Report on Form 10-Q for the transition period from October 1, 2005 to December 31, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•       Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•       Our Proxy Statement on Schedule 14A for our 2006 Annual Meeting of Stockholders;

•       Our Current Reports on Form 8-K filed with the SEC on December 1, 2005, December 12, 2005, January 24, 2006, February 7, 2006 (other than information furnished under Item 2.02), March 6, 2006, August 7, 2006, August 15, 2006, September 5, 2006, September 7, 2006, September 20, 2006, September 28, 2006 and October 13, 2006;

•       Our Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on August 1, 2005 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.;

•       Our Current Report on Form 8-K/A (Amendment No. 2) filed with the SEC on October 19, 2006 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.; and

•       The description of our common stock set forth in the Registration Statement on Form 8-A (File No. 000-51844), filed with the SEC on March 16, 2006.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

iPCS, Inc.
1901 North Roselle Road
Schaumburg, Illinois 60195
Attention: General Counsel
(847) 885-2833

1,300,000 Shares

iPCS, INC.

Common Stock

PROSPECTUS SUPPLEMENT MAY 11, 2007

BANC OF AMERICA SECURITIES LLC